Exhibit 99.1

Contact Information

Investor Relations:

Steven Horwitz

OmniVision Technologies, Inc.

Ph: 408.542.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

SECOND QUARTER OF FISCAL 2008

~ Company Reports Record Revenue of $233 Million ~

Sunnyvale, California, November 29, 2007 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading supplier of CMOS image sensors, today reported financial results for the fiscal second quarter ended October 31, 2007.

Revenue for the second quarter of fiscal 2008 was $232.6 million, compared to $173.1 million in the first quarter of fiscal 2008, and $137.7 million in the second quarter of fiscal 2007. GAAP net income in the second quarter of fiscal 2008, which includes stock-based compensation expense and the related tax effects under FAS 123(R), was $20.5 million, or $0.36 per diluted share, compared to $13.0 million, or $0.23 per diluted share, in the first quarter of fiscal 2008, and $5.4 million, or $0.10 per diluted share in the second quarter of fiscal 2007.

Non-GAAP net income in the second quarter of fiscal 2008, which excludes stock-based compensation expense and the related tax effects, was $29.2 million and non-GAAP earnings were $0.51 per diluted share. Non-GAAP net income in the second quarter of fiscal 2007, which excludes stock-based compensation expense, a one-time litigation settlement expense, and the related tax effects, was $15.7 million and non-GAAP earnings were $0.28 per diluted share. Refer to the attached schedule for a reconciliation of GAAP net income to non-GAAP net income for the three and six months ended October 31, 2007 and 2006.

Gross margin for the second quarter of fiscal 2008 was 25.2%, compared to 23.4% for the first quarter of fiscal 2008. The increase in gross margin reflects lower production costs and improved yields.

The Company ended the period with cash, cash equivalents and short-term investments totaling $323.9 million, an increase of $29.1 million from the previous quarter. The increase reflects strong cash flow from operations during the quarter.

“Our record second quarter performance across multiple markets reflected continued demand for our products and our ability to increase our market share,” said Shaw Hong, OmniVision’s president and chief executive officer, “We are seeing acceleration of our Emerging Products business, acceleration of demand for our higher resolution sensors for developed markets and the continued expansion of adoption rates in new markets.”

“The combination of industry leading technology, timely and efficient delivery of our products, and a high level of customer service will continue to deliver value to our customers and to our stockholders,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal third quarter 2008 revenues will be in the range of $220 to $240 million and earnings will be between $0.26 and $0.39 per share on a diluted basis. Excluding the estimated expense and related tax effects associated with stock-based compensation in accordance with FAS 123(R), the Company expects its non-GAAP net income will be in the range of $0.41 per diluted share to $0.54 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 2:00 p.m. Pacific Time to discuss further these results. This conference call can be accessed via a webcast at www.ovt.com. The call may also be accessed by dialing 800-706-7745 or 617-614-3472 and indicating passcode 26606734.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for 48 hours beginning approximately one hour after the call. To access the replay, dial 888-286-8010 or 617-801-6888 and enter passcode 41536514.

About OmniVision

OmniVision Technologies, Inc. designs and markets high-performance semiconductor image sensors. Its OmniPixel®, OmniPixel2™, OmniPixel3™ and CameraChip™ products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding (i) the acceleration of our emerging products business and of demand for our higher resolution products, the continued expansion of adoption rates in new markets, and our ability to deliver value to our customers and stockholders and (ii) revenues and earnings per share for the quarter ending January 31, 2008 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and earnings per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense under FAS 123(R), one-time litigation settlement expense, and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of FAS 123(R) on the number of diluted common shares used in calculating non-GAAP diluted earnings per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of its performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP earnings per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP statements.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. A material limitation associated with the use of these measures as compared to the related GAAP measures is that the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Other than share-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying share-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its share-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income and earnings per share on a basis prepared in accordance with GAAP to enable investors to consider net income and earnings per share determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use nor does the Company intend to use the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP EARNINGS PER SHARE

TO PROJECTED NON-GAAP EARNINGS PER SHARE

(unaudited)

Three Months Ending January 31, 2008
	GAAP				Non-GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustment		From	To
Earnings per share	$0.26	$0.39	$0.15	(1)	$0.41	$0.54

(1)    Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation in accordance with FAS123(R).

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31,	April 30,
	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$207,606	$190,878
Short-term investments	116,326	114,432
Accounts receivable, net of allowances for doubtful accounts and sales returns	87,720	65,666
Inventories	133,370	119,663
Refundable and deferred income taxes	3,862	3,356
Prepaid expenses and other current assets	7,016	8,717
Recoverable insurance proceeds	13,000	13,000
Total current assets	568,900	515,712
Property, plant and equipment, net	83,146	64,363
Long-term investments	81,460	67,281
Goodwill	7,541	7,541
Intangibles, net	17,212	20,493
Other long-term assets	12,909	12,669
Total assets	$771,168	$688,059

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,849	$56,290
Accrued expenses and other current liabilities	18,877	17,524
Litigation settlement accrual	13,000	13,750
Income taxes payable	10,859	61,617
Deferred income	6,697	8,873
Current portion of long-term debt	654	631
Total current liabilities	137,936	158,685
Long-term liabilities:
Long-term income taxes payable(1)	59,758	—
Non-current portion of long-term debt	27,270	27,576
Other long-term liabilities	5,824	6,998
Total long-term liabilities	92,852	34,574
Total liabilities	230,788	193,259

Minority interest	4,470	4,344

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 61,709 issued and 55,273 outstanding at October 31, 2007 and 60,811 shares issued and 54,941 outstanding at April 30, 2007, respectively	62	61
Additional paid-in capital	354,605	329,012
Accumulated other comprehensive income	1,163	867
Treasury stock, 6,436 and 5,870 at October 31, 2007 and April 30, 2007, respectively	(89,184)	(79,568)
Retained earnings	269,264	240,084
Total stockholders’ equity	535,910	490,456
Total liabilities, minority interest and stockholders’ equity	$771,168	$688,059

(1)    On May 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Accordingly, as of May 1, 2007, the Company recorded an additional $4.3 million in overall income tax liabilities and reclassified certain tax liabilities totaling $64.3 million to “Long-term income taxes payable.”

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Revenues	$232,622	$137,656	$405,756	$274,531
Cost of revenues	173,998	92,101	306,524	179,256
Gross profit	58,624	45,555	99,232	95,275

Operating expenses:
Research, development and related	20,178	18,657	37,604	35,499
Selling, general and administrative	15,787	15,774	30,952	28,225
Litigation settlement	—	3,300	—	3,300
Total operating expenses	35,965	37,731	68,556	67,024

Income from operations	22,659	7,824	30,676	28,251
Interest income, net	3,325	3,366	6,686	6,769
Other income (expense), net	(338)	669	(78)	1,646
Income before income taxes and minority interest	25,646	11,859	37,284	36,666

Provision for income taxes	5,151	3,907	3,791	10,531
Minority interest	(15)	2,537	6	4,839
Net income	$20,510	$5,415	$33,487	$21,296

Net income per share:
Basic	$0.37	$0.10	$0.61	$0.39
Diluted	$0.36	$0.10	$0.60	$0.38

Shares used in computing net income per share:
Basic	54,985	54,620	54,868	54,511
Diluted	56,449	55,624	55,503	55,689

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
GAAP net income	$20,510	$5,415	$33,487	$21,296
Add:
Stock-based compensation in cost of revenues	969	1,015	1,922	1,953
Stock-based compensation in research, development and related expenses	3,410	3,629	5,695	6,656
Stock-based compensation in selling, general and administrative expenses	3,455	4,178	6,369	6,668

(Increase) decrease in provision for income taxes without the effect of stock-based compensation	809	(674)	1,429	(922)
Non-GAAP net income after adjustment for stock-based compensation	29,153	13,563	48,902	35,651
Add:
Litigation settlement expense	—	3,300	—	3,300
Less:
Provision for income taxes without the effect of litigation settlement expense	—	(1,155)	—	(1,155)
Non-GAAP net income	$29,153	$15,708	$48,902	$37,796

Diluted non-GAAP net income per share	$0.51	$0.28	$0.86	$0.67

Shares used in computing diluted non-GAAP net income per share	57,564	55,710	56,754	56,490